         As filed with the Securities and Exchange Commission on April 9, 1997
                                               Registration No. 33-___________

------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            MICRO FOCUS GROUP PLC
            (Exact name of registrant as specified in its charter)

          England and Wales                       Not Applicable
      (State of incorporation)         (I.R.S. employer identification no.)

                           The Lawn, Old Bath Road
                          Newbury, England RG14 1QN
                   (Address of principal executive offices)

                         1983-1984 Share Option Plan
                           1991 Share Option Plan
                         1994 Employee Benefit Trust
                            1996 Share Option Plan
                          (Full title of the plans)

                              Anthony R. Muller
                           Chief Financial Officer
                            Micro Focus Group plc
                         c/o Micro Focus Incorporated
                           2465 East Bayshore Road
                         Palo Alto, California 94303
                                (415) 856-4161
          (Name, address and telephone number of agent for service)

                         Copies of Communications to:
                               Fritz K. Koehler
                              Corporate Attorney
                            Micro Focus Group plc
                         c/o Micro Focus Incorporated
                           2465 East Bayshore Road
                         Palo Alto, California 94303



                       CALCULATION OF REGISTRATION FEE


-------------------------------------- ---------------- ----------------------- -------------------------- ---------------
                                           Amount          Proposed Maximum         Proposed Maximum         Amount of
         Title of Securities                Being           Offering Price         Aggregate Offering       Registration
          Being Registered               Registered           Per Share                   Price                 Fee
-------------------------------------- ---------------- ----------------------- -------------------------- ---------------
Ordinary Shares,  GBP 0.10 par
value, or ADS's (1)                      1,181,041(2)          $19.16(3)             $22,628,745.56          $ 6,857.20

Ordinary Shares, GBP 0.10 par value,
or ADS's (1)                                26,136(4)          $27.25(5)             $   712,206.00          $   215.82

Ordinary Shares, GBP 0.10 par value,
or ADS's (1)                               940,952(6)          $28.44(5)             $26,760,674.88          $ 8,109.30

Ordinary Shares, GBP 0.10 par value,
or ADS's (1)                               616,100(7)          $11.36(5)             $ 6,998,896.00          $ 2,120.88

Ordinary Shares, GBP 0.10 par value,
or ADS's (1)                               322,025(8)          $17.29(5)             $ 5,567,812.25          $ 1,687.22



                                         ---------                                   --------------          ----------
Total                                    3,086,254                                   $62,668,334.69          $18,990.42
-------------------------------------    ---------                                   --------------          ----------

 (1) "ADS's" are American Depositary Shares which represent Ordinary Shares of the Registrant, GBP 0.10 par value. A separate registration statement on Form F-6 (File No. 33-34422) filed with the Securities and Exchange Commission on April 18, 1990 has been declared effective with respect to the American Depositary Shares represented by American Depositary Receipts issuable on a one-for-one basis with the Ordinary Shares registered hereby upon deposit of such Ordinary Shares.

 (2) Shares available for issuance and not yet subject to outstanding options as of April 7, 1997 under the 1994 Employee Benefit Trust and the 1996 Share Option Plan.

 (3) Estimated as of April 3, 1997 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

 (4) Shares subject to outstanding options as of April 7, 1997 under the 1983-1984 Share Option Plan.

 (5) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1). Converted to U.S. Dollars from G.B. Pound on the basis of $1.63 per G.B. Pound.

 (6) Shares subject to outstanding options as of April 7, 1997 under the 1991 Share Option Plan.

 (7) Shares subject to outstanding options as of April 7, 1997 under the 1994 Employee Benefit Trust.

 (8) Shares subject to outstanding options as of April 7, 1997 under the 1996 Share Option Plan.

                                  PART II

Item 3.  Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

       (a) The Registrant's Form 20-F filed on June 3, 1996 with the Commission (the "1996 Form 20-F") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), that contains audited financial statements for the fiscal year ended January 31, 1996.

      (b) The financial statements for the Registrant's latest fiscal year ended January 31, 1997 set forth on pages 7 through 56 of the Registrants' 1996 Annual Report, which is contained in Registrant's Form 6-K furnished on March 28, 1997 to the Commission pursuant to Rule 13a-16 of the Exchange Act.

      (c) The description of the Registrant's Ordinary Shares contained in the 1996 Form 20-F, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      None.

Item 6.  Indemnification of Directors and Officers.

      The Registrant's Articles of Association contain a provision to the effect that, so far as permitted by the statutory provisions of English law concerning companies, the directors, other officers and auditor of Registrant shall be indemnified by the Registrant against liabilities incurred by them in relation to the exercise of their duties as directors, officers or the auditor of Registrant, respectively. However, Section 310 of the Companies Act 1985 renders any such indemnity ineffective to the extent it covers any negligence, default, breach of duty or breach of trust of which the director, other director or auditor may be guilty in relation to the Registrant, except to the extent that it covers liabilities incurred by the director, other officer or auditor, respectively, in respect of court proceedings in which judgment or relief is given in his favor.

      The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. In addition, Micro Focus Incorporated, a subsidiary of Registrant incorporated under the laws of the State of California, has also entered into indemnity agreements with certain of the Registrant's directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fee), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. Neither the Registrant nor Micro Focus Incorporated will be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims: (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnification agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement;
(iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have not been honest and reasonable under the circumstances; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; (vi) if the liabilities relating thereto are paid to the indemnified party by an insurance carrier under a directors' and officers' liability insurance policy maintained by the Registrant or Micro Focus Incorporated; or (vii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

      The indemnity agreements are not exclusive of any rights a director, other officer or auditor may have under the Articles of Association, other agreements, any majority-in-interest vote of the shareholders or vote of disinterested directors, applicable law or otherwise.

      The indemnification provision in the Articles of Association, and the indemnity agreements, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. In addition, the Registrant has directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      4.01 Registrant's 1983-1984 Share Option Plan, as amended, and related documents.

      4.02 Registrant's 1991 Share Option Plan, as amended, and related documents.

      4.03  Registrant's 1994 Employee Benefit Trust and related documents.

      4.04  Registrant's 1996 Share Option Plan and related documents.

      5.01  Opinion of Memery Crystal.

      23.01 Consent of Memery Crystal (included in Exhibit 5.01).

      23.02 Consent of Ernst & Young.

      24.01 Power of Attorney (see the section in this Registration Statement entitled "Power of Attorney").

Item 9.  Undertakings.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 9th day of April, 1997.

                              MICRO FOCUS GROUP PLC



                              By: /s/ Anthony R. Muller
                                  ----------------------------------------------
                                  Anthony R. Muller
                                  Senior Vice President, Finance and
                                  Administration, and Chief Financial Officer

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Marcelo Gumucio and Anthony R. Muller, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                   Title                          Date
       ---------                   -----                          ----
Principal Executive Officer:

/s/ M.A. GUMUCIO              Chief Executive Officer         April 7, 1997
---------------------------   and a Director
Marcelo Gumucio


Principal Financial and
 Accounting Officer:

/s/ Anthony R. Muller         Senior Vice President,         April 7, 1997
---------------------------   Finance and Administration,
Anthony R. Muller             and Chief Financial Officer


Additional Directors:


---------------------------   Director                        April ___, 1997
Harold Hughes


/s/ Michael Gullard           Director                        April 9, 1997
---------------------------
Michael Gullard


                              Director                        April ___, 1997
---------------------------
Ron Forbes


/s/ Paul Adams                Director                        April 7, 1997
---------------------------
Paul Adams

                                Exhibit Index



Exhibit No.                      Description
-----------                      -----------
     4.01    Registrant's 1983-1984 Share Option Plan, as amended, and related documents.

     4.02 Registrant's 1991 Share Option Plan, as amended, and related documents.

     4.03    Registrant's 1994 Employee Benefit Trust and related documents.

     4.04    Registrant's 1996 Share Option Plan and related documents.

     5.01    Opinion of Memery Crystal.

    23.01    Consent of Memery Crystal (included in Exhibit 5.01).

    23.02    Consent of Ernst & Young.

    24.01 Power of Attorney (see the section in this Registration Statement entitled "Power of Attorney").